UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008
The Travelers Companies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-10898 (Commission File Number)	41-0518860 (IRS Employer Identification Number)

385 Washington Street Saint Paul, Minnesota (Address of principal executive offices)		55102 (Zip Code)
(651) 310-7911
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On May 8, 2008, The Travelers Companies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives for the several underwriters named in Schedule 1 of the Agreement (collectively, the “Underwriters”), for the issuance and sale by the Company of $500,000,000 aggregate principal amount of the Company’s 5.800% Senior Notes due 2018 (the “Notes”). The foregoing description is qualified by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement, dated May 8, 2008, which was filed with the Securities and Exchange Commission on May 9, 2008.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Underwriting Agreement, dated as of May 8, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2008	THE TRAVELERS COMPANIES, INC.
	By:	/s/ Bruce A. Backberg
		Name:	Bruce A. Backberg
		Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Underwriting Agreement, dated as of May 8, 2008